EXHBIT 10.1
FIRST AMENDMENT TO WAREHOUSING CREDIT AGREEMENT
     THIS FIRST AMENDMENT, dated as of July 21, 2006, amends and modifies a certain Warehousing Credit Agreement, dated as of April 19, 2006 (the “Credit Agreement”), between EBANK MORTGAGE, LLC (the “Borrower”) and U.S. BANK NATIONAL ASSOCIATION (the “Bank”). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.
     FOR VALUE RECEIVED, the Borrower and the Bank agree that the Credit Agreement is amended as follows.
ARTICLE I — AMENDMENTS TO THE CREDIT AGREEMENT
     1.1 Maturity Date. The definition of “Maturity Date” in Section 1.01 is amended to read as follows:
          "'Maturity Date‘: the earlier of (i) the date on which the Bank terminates the Warehousing Commitment pursuant to Section 7.02 hereof and (ii) July 31, 2007.”
     1.2 Construction. All references in the Credit Agreement to “this Agreement”, “herein” and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment.
ARTICLE II — REPRESENTATIONS AND WARRANTIES
     To induce the Bank to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Bank that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.
ARTICLE III — CONDITIONS PRECEDENT
     This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:
     3.1 Warranties. Before and after giving effect to this Amendment, the representations and warranties in Article IV of the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

     3.2 Defaults. Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.
     3.3 Documents. The Borrower shall have executed and delivered this Amendment, and the Guarantor shall have executed and delivered the acknowledgements attached hereto.
ARTICLE IV — GENERAL
     4.1 Expenses. The Borrower agrees to reimburse the Bank upon demand for all reasonable expenses (including reasonable attorneys’ fees and legal expenses) incurred by this Bank in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.
     4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.
     4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.
     4.4 Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder. This Amendment shall be subject to the Consent to Jurisdiction and Waiver of Jury Trial provisions of the Credit Agreement.
     4.5 Successors; Enforceability. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.
(signature page follows)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Minneapolis, Minnesota by their respective officers thereunto duly authorized as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ William J. Umscheid

Title:	Vice President

EBANK MORTGAGE, LLC
By:	/s/ Lou J. Barrette

Title:	President